Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact:	KVH Industries, Inc. Roger Kuebel 401-608-8945 rkuebel@kvh.com	FTI Consulting Christine Mohrmann 212-850-5600
KVH Industries Reports Second Quarter 2023 Results

MIDDLETOWN, RI, August 9, 2023 — KVH Industries, Inc., (Nasdaq: KVHI), reported financial results for the quarter ended June 30, 2023 today. The company will hold a conference call to discuss these results at 9:00 a.m. ET today, which can be accessed at investors.kvh.com. Following the call, a replay of the webcast will be available through the company’s website.
Second Quarter 2023 Highlights

•Total revenues from continuing operations in the second quarter of 2023 were $34.2 million, down 1% from $34.6 million in the second quarter of 2022.

•Our VSAT airtime revenue increased $1.1 million, to $26.9 million, or 4%, in the second quarter of 2023 compared to the second quarter of 2022.

•Net income from continuing operations in the second quarter of 2023 was $0.9 million, or $0.05 per share, compared to net loss from continuing operations of $0.2 million, or $0.01 per share, in the second quarter of 2022.

•Non-GAAP adjusted EBITDA from continuing operations was $4.2 million in the second quarter of 2023, compared to $3.2 million in the second quarter of 2022.

Commenting on the company’s second quarter results, Brent C. Bruun, KVH Chief Executive Officer, said,

“Our increased strategic focus on service revenue opportunities continued to generate growth in the second quarter as our airtime service revenue was up in comparison to the same period last year, while our subscriber base increased to more than 7,140. We also established a robust pipeline for our new OpenNet program, which brings non-KVH antennas onto our global VSAT network and opens a new service revenue stream that is not reliant on hardware sales or shipments. Our new contract extension with Intelsat solidifies the backbone of our KVH ONE hybrid network for the next three years, enabling us to integrate enterprise-grade VSAT along with LEO, 5G, and Wi-Fi services as part of our multi-orbit, multi-channel connectivity solution.

“However, we continue to experience competitive headwinds driven by new LEO services, a transition to streaming content rather than satellite TV in the leisure market, and a corresponding reduction in satellite TV and leisure VSAT terminal sales. As a result, our quarterly revenue declined 1% versus the second quarter last year. In light of the changing market and competitive environments, we are tempering our guidance for the full year. We now anticipate revenue of $133 million to $139 million, with continued growth in both service revenues and subscribers and adjusted EBITDA from $12 million to $15 million.”

Financial Highlights - From Continuing Operations (in millions, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
GAAP Results
Revenue	$34.2	$34.6	$67.9	$67.7
Income (loss) from operations	$0.3	$(1.0)	$(0.2)	$(5.3)
Net income / (loss)	$0.9	$(0.2)	$0.9	$(4.5)
Net income / (loss) per share	$0.05	$(0.01)	$0.05	$(0.24)

Non-GAAP Adjusted EBITDA	$4.2	$3.2	$7.5	$5.0
Continuing Operations excludes prior year amounts associated with the divested Inertial Navigation segment. Inertial Navigation is treated as Discontinued Operations. For more information regarding our non-GAAP adjusted EBITDA, see the tables at the end of this release.
Second Quarter Financial Summary
Revenue was $34.2 million for the second quarter of 2023, a decrease of 1% compared to $34.6 million in the second quarter of 2022.

Product revenues for the second quarter of 2023 were $5.4 million, a decrease of 18%. The decrease in product sales was primarily due to a $1.8 million decrease in TracVision product sales partially offset by increases in VSAT antenna and other product sales.

Service revenues for the second quarter of 2023 were $28.7 million, an increase of $0.8 million. The increase in service sales was primarily due to a $1.1 million increase in our VSAT service sales. This was partially offset by a $0.2 million decrease in our content service sales, which was primarily driven by the sale of a subsidiary in April 2022.

Our operating expenses decreased $3.5 million to $11.7 million for the second quarter of 2023 compared to $15.2 million for the second quarter of 2022. This decrease was due to a $2.8 million decrease in general and administrative costs, a $0.5 million reduction in sales, marketing and support costs, and a $0.2 million decrease in research and development costs. These reductions were primarily due to the restructuring actions taken in March 2022 and reserve adjustments in the second quarter of 2023.

Six Months Ended June 30 Financial Summary

Revenue was $67.9 million for the six months ended June 30, 2023, an increase of less than 1% compared to $67.7 million for the six months ended June 30, 2022.

Product revenues for the six months ended June 30, 2023 were $10.4 million, a decrease of 21% compared to the six months ended June 30, 2022. The decrease in product sales was primarily driven by a $2.0 million decrease in TracVision product sales and a $1.3 million decrease in VSAT product sales.

Service revenues for the six months ended June 30, 2023 were $57.5 million, an increase of 5% compared to the six months ended June 30, 2022. The increase in service sales was primarily due to a $4.1 million increase in our VSAT Broadband service sales, partially offset by a $1.0 million decrease in content service sales primarily driven by the sale of a subsidiary in April 2022.

Our operating expenses decreased $7.6 million to $24.6 million in the six months ended June 30, 2023 compared to $32.3 million in the six months ended June 30, 2022. This decrease resulted primarily from a $5.4 million decrease in salaries, benefits and taxes (which includes consideration of prior period costs associated with the March 2022 reduction in workforce and expenses related to the separation and retirement of the former Chief Executive Officer), a $0.6 million decrease in recruiting and relocation expense, a $0.5 million decrease in expensed materials, and a $0.3 million decrease in bad debt expense, as well as a $0.7 million reimbursement by EMCORE for expenses incurred under the Transition Service Agreement relating to the sale of the Inertial Navigation business in 2022.

Other Recent Announcements

•August 7, 2023 – KVH Joins ISWAN and Its Worldwide Commitment to Seafarer Welfare
•May 9, 2023 – KVH ONE OpenNet Program Brings Benefits of KVH Global HTS Network to Non-KVH Antennas

Conference Call Details
KVH Industries will host a conference call today at 9:00 a.m. ET through the company’s website. The conference call can be accessed at investors.kvh.com and listeners are welcome to submit questions pertaining to the earnings release and conference call to ir@kvh.com. The audio archive will be available on the company website within three hours of the completion of the call.

Non-GAAP Financial Measures

This release provides non-GAAP financial information as a supplement to our condensed consolidated financial statements, which are prepared in accordance with generally accepted accounting principles (“GAAP”). Management uses these non-GAAP financial measures internally in analyzing financial results to assess operational performance. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. The non-GAAP financial measures used in this press release adjust for specified items that can be highly variable or difficult to predict. Management generally uses these non-GAAP financial measures to facilitate financial and operational decision-making, including evaluation of our historical operating results and comparison to competitors’ operating results. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting our business.

Some limitations of non-GAAP adjusted EBITDA, include the following: non-GAAP adjusted EBITDA represents net income (loss) before, as applicable, interest income, net, income tax expense (benefit), depreciation, amortization, stock-based compensation expense, goodwill impairment charges, intangible asset impairment charge, CEO separation costs, transaction-related and other variable legal and advisory fees, obsolete inventory recovery, gains and losses on sale of subsidiaries, foreign exchange transaction gains and losses, and income from loan forgiveness.

Other companies, including companies in KVH’s industry, may calculate these non-GAAP financial measures differently or not at all, which will reduce their usefulness as a comparative measure.

Because non-GAAP financial measures exclude the effect of items that increase or decrease our reported results of operations, management strongly encourages investors to review our consolidated financial statements and publicly filed reports in their entirety. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables accompanying this release.

About KVH Industries, Inc.

KVH Industries, Inc., is a global leader in mobile connectivity systems, with innovative technology designed to enable a mobile world. A market leader in maritime VSAT, KVH designs, manufactures, and provides connectivity and content services globally. Founded in 1982, the company has more than a dozen offices around the globe with research, development, and manufacturing operations based in Middletown, RI.
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This press release contains forward-looking statements that involve risks and uncertainties. For example, forward-looking statements include statements regarding our financial goals for future periods, the success of our new initiatives, our investment plans, our development goals, our anticipated revenue and earnings, and the impact of our future initiatives on revenue, competitive positioning, profitability, and orders. Actual results could differ materially from the results projected in or implied by the forward-looking statements made in this press release. Factors that might cause these differences include, but are not limited to: uncertainty regarding customer responses to new product and service introductions; challenges and potential additional expenses in retaining our employees, particularly in the current competitive labor market characterized by rising wages; uncertainties created by our new business strategy, which may impact customer recruitment and retention; the uncertain impact of ongoing disruptions in our supply chain and associated increases in our costs; the uncertain impact of rising inflation, particularly with respect to fuel costs, and fears of recession; the uncertain impact of the war in Ukraine; unanticipated changes or disruptions in our markets; increased competition, including as a result of industry consolidation and from companies offering networks with greater communication security options or other advantages; technological breakthroughs by competitors; changes in customer priorities or preferences; potential customer terminations; unanticipated liabilities; the potential that competitors will design around or invalidate our intellectual property rights; a history of losses; continued fluctuations in quarterly results; the uncertain impact of federal budget deficits, Congressional deadlock and the federal debt ceiling; the uncertain impact of changes in trade policy, including actual and potential new or higher tariffs and trade barriers, as well as trade wars with other countries; unanticipated obstacles in our product and service development, cost engineering and manufacturing efforts; adverse impacts of currency fluctuations; our ability to successfully commercialize our new initiatives without unanticipated additional expenses or delays; potential reduced sales to companies in or dependent upon the turbulent oil and gas industry; the impact of extended economic weakness on the sale and use of marine vessels and recreational vehicles; the potential inability to increase or maintain our market share in the market for airtime services; the need to increase sales of the TracNet H-series and TracPhone V-HTS series products and related services to maintain and improve airtime gross margins; the need for, or delays in, qualification of products to customer or regulatory standards; potential declines or changes in customer demand, due to economic, weather-related, seasonal, and other factors, particularly with respect to the TracNet H-series and TracPhone V-HTS series, including with respect to new pricing models; increased price and service competition in the mobile connectivity market; exposure for potential intellectual property infringement; changes in tax and accounting requirements or assessments; and export restrictions, delays in procuring export licenses, and other international risks. These and other factors are discussed in more detail in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 5, 2023. Copies are available through our Investor Relations department and website, investors.kvh.com. We do not assume any obligation to update our forward-looking statements to reflect new information and developments.

KVH Industries, Inc., has used, registered, or applied to register its trademarks in the USA and other countries around the world, including but not limited to the following marks: KVH, KVH ONE, TracPhone and TracNet. Other trademarks are the property of their respective companies.

KVH INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts, unaudited)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Sales:
Product	$5,425	$6,620	$10,374	$13,183
Service	28,746	27,933	57,486	54,521
Net sales	34,171	34,553	67,860	67,704
Costs and expenses:
Costs of product sales	6,633	5,198	11,867	10,616
Costs of service sales	15,534	15,200	31,610	30,126
Research and development	2,416	2,624	4,981	5,635
Sales, marketing and support	5,142	5,676	10,854	12,645
General and administrative	4,122	6,898	8,772	13,973
Total costs and expenses	33,847	35,596	68,084	72,995
Income (loss) from operations	324	(1,043)	(224)	(5,291)
Interest income	885	201	1,663	409
Interest expense	—	1	—	2
Other (expense) income, net	(238)	889	(462)	992
Income (loss) from continuing operations before income tax expense	971	46	977	(3,892)
Income tax expense from continuing operations	46	235	64	564
Net income (loss) from continuing operations	$925	$(189)	$913	$(4,456)
Net loss from discontinued operations, net of tax	—	(1,255)	—	(1,680)
Net income (loss)	$925	$(1,444)	$913	$(6,136)

Net income (loss) from continuing operations per common share
Basic	$0.05	$(0.01)	$0.05	$(0.24)
Diluted	$0.05	$(0.01)	$0.05	$(0.24)

Net loss from discontinued operations per common share
Basic	$0.00	$(0.07)	$0.00	$(0.09)
Diluted	$0.00	$(0.07)	$0.00	$(0.09)

Net income (loss) per common share
Basic	$0.05	$(0.08)	$0.05	$(0.33)
Diluted	$0.05	$(0.08)	$0.05	$(0.33)

Weighted average number of common shares outstanding:
Basic	19,153	18,564	19,018	18,507
Diluted	19,275	18,564	19,161	18,507

KVH INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	June 30, 2023	December 31, 2022
ASSETS
Cash, cash equivalents and marketable securities	$70,974	$76,736
Accounts receivable, net	26,975	27,427
Inventories, net	24,179	22,730
Other current assets and contract assets	3,544	4,310
Total current assets	125,672	131,203
Property and equipment, net	50,790	53,118
Goodwill	5,351	5,308
Intangible assets, net	283	404
Right of use assets	1,582	2,168
Other non-current assets and contract assets	7,345	8,070
Non-current deferred income taxes	258	259
Total assets	$191,281	$200,530
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$21,412	34,228
Contract liabilities	3,310	3,108
Current operating lease liability	1,207	1,532
Total current liabilities	25,929	38,868
Other long-term liabilities	—	—
Long-term operating lease liability	371	636
Long-term contract liabilities	4,220	4,315
Non-current deferred tax liability	57	55
Stockholders’ equity	160,704	156,656
Total liabilities and stockholders’ equity	$191,281	$200,530

KVH INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME (LOSS) FROM CONTINUING OPERATIONS TO NON-GAAP
EBITDA AND NON-GAAP ADJUSTED EBITDA FROM CONTINUING OPERATIONS
(in thousands, unaudited)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Net income (loss) from continuing operations - GAAP	$925	$(189)	$913	$(4,456)
Income tax expense	46	235	64	564
Interest income, net	(885)	(200)	(1,663)	(407)
Depreciation and amortization	3,459	3,368	6,920	6,627
Non-GAAP EBITDA from continuing operations	3,545	3,214	6,234	2,328
Stock-based compensation expense	578	614	874	1,348
Employee termination and other non-recurring costs	—	179	—	1,535
CEO separation costs	—	—	—	539
Transaction-related and other variable legal and advisory fees	—	157	234	484
Non-recurring inventory reserve	—	—	—	—
Gain on sale of a subsidiary	—	(631)	—	(631)
Foreign exchange transaction loss (gain)	56	(284)	110	(559)
Non-GAAP adjusted EBITDA from continuing operations	$4,179	$3,249	$7,452	$5,044